AMENDMENT TO RIGHTS AGREEMENT

     Amendment, dated as of June 21, 1999 (this "Amendment"), to the Rights Agreement, dated as of September 19, 1995 (the "Rights Agreement"), by and between UST Corp., a Massachusetts corporation (the "Company") and United States Trust Company, a Massachusetts chartered banking and trust company (the "Rights Agent").

     WHEREAS, in accordance with the terms of the Rights Agreement, the Company deems it desirable to make certain amendments to the Rights Agreement; and

     WHEREAS, Section 28 of the Rights Agreement provides that prior to the Distribution Date (as defined in the Rights Agreement), the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of certificates representing shares of the Company's common stock, par value $0.625 per share (the "Common Shares"); and

     WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (the "Merger Agreement") with Citizens Financial Group, Inc., a Delaware corporation (the "Buyer"), pursuant to which, among other things, the Company will be merged with a newly-formed subsidiary of the Buyer and, by virtue of such merger, will become a wholly-owned subsidiary of the Buyer; and

     WHEREAS, prior to entering into the Merger Agreement, the Company desires to amend certain provisions of the Rights Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

     1. Amendments of Section 1.

     (a) The definition of "Acquiring Person" set forth in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Rights Agreement to the contrary, neither Citizens Financial Group, Inc. ("CFG") nor any of its existing or future Affiliates or Associates shall be deemed to be an Acquiring Person as a result of (i) the negotiation, execution or delivery of the Agreement and Plan of Merger, dated as of June 21, 1999, by and among the Company and CFG (as the same may be amended from time to time, the "Merger Agreement"), pursuant to which a newly-formed subsidiary of CFG will be merged with and into the
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          Company (the "Merger"), and the Company shall become a wholly-owned subsidiary of CFG; (ii) the negotiation, execution or delivery of the Stock Option Agreement, dated as of June 21, 1999, by and among the Company and CFG (as the same may be amended from time to time, the "Stock Option Agreement"); (iii) the negotiation, execution or delivery of the Stockholders Agreements, each dated as of June 21, 1999, by and between CFG and certain officers and directors of the Company as contemplated by the Merger Agreement (as the same may amended from time to time, collectively, the "Stockholders Agreements"); (iv) the acquisition of Common Shares pursuant to the Merger Agreement or the consummation of the Merger; (v) the acquisition of Common Shares pursuant to the Stock Option Agreement; or (vi) the consummation of the other transactions contemplated by the Merger Agreement."

     (b) The definition of "Triggering Event" set forth in Section 1 of the Rights Agreement is amended to add the following proviso at the end thereof:

          "; provided, however, that no Triggering Event shall occur as a result of (i) the negotiation, execution or delivery of the Merger Agreement, the Stock Option Agreement or the Stockholders Agreements,
          (ii) the acquisition of Common Shares pursuant to the Merger Agreement, the Stock Option Agreement or the consummation of the Merger, or (iii) the consummation of the other transactions contemplated by the Merger Agreement."

     2. Amendment of Section 3(a). Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of
          (i) the negotiation, execution or delivery of the Merger Agreement, the Stock Option Agreement or the Stockholders Agreements, (ii) the acquisition of Common Shares pursuant to the Merger Agreement, the Stock Option Agreement or the consummation of the Merger, or (iii) the consummation of the other transactions contemplated by the Merger Agreement."

     3. Amendment of Section 7(a). Section 7(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Rights Agreement to the contrary, neither (i) the negotiation, execution or delivery of the Merger Agreement, the Stock Option Agreement or the Stockholders Agreements;

          (ii) the acquisition of Common Shares pursuant to the Merger Agreement, the Stock Option Agreement or the consummation of the Merger; nor (iii) the consummation of the other transactions contemplated in the Merger Agreement, shall be deemed to be events that cause the Rights to become exercisable pursuant to the provisions of this Section 7 or otherwise."

     4. Amendment of Section 11. Section 11 of the Rights Agreement is amended to add the following sentence after the first sentence of said Section:

          "Notwithstanding anything in this Rights Agreement to the contrary, neither (i) the negotiation, execution or delivery of the Merger Agreement, the Stock Option Agreement or the Stockholders Agreements;
          (ii) the acquisition of Common Shares pursuant to the Merger Agreement, the Stock Option Agreement or the consummation of the Merger; nor (iii) the consummation of the other transactions contemplated in the Merger Agreement, shall be deemed to be a Section 11(a)(ii) Event or to cause the Rights to be adjusted or to become exercisable in accordance with this Section 11."

     5. Amendment of Section 13. Section 13 of the Rights Agreement is amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Rights Agreement to the contrary, neither (i) the negotiation, execution or delivery of the Merger Agreement, the Stock Option Agreement or the Stockholders Agreements;
          (ii) the acquisition of Common Shares pursuant to the Merger Agreement, the Stock Option Agreement or the consummation of the Merger; nor (iii) the consummation of the other transactions contemplated in the Merger Agreement, shall be deemed to be a Section 13 Event or to cause the Rights to be adjusted or to become exercisable in accordance with Section 13."

     6. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     7. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of The Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such
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counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provisions, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

     EXECUTED under seal as of the date set forth above.

Attest:                             UST CORP.


/s/ Eric R. Fischer                  /s/ Neal F. Finnegan
-----------------------------       ---------------------------
Name: Eric R. Fischer               Name: Neal F. Finnegan
Title: Secretary                    Title: President and Chief Executive Officer


Attest:                             UNITED STATES TRUST
                                    COMPANY
                                      as Rights Agent:

/s/ Eric R. Fischer                 /s/ Domenic Colasacco
------------------------------      --------------------------
Name:Eric R. Fischer                Name: Domenic Colasacco
Title:                              Title: Chairman and President